Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Biohaven Pharmaceutical Holding Company Ltd. of our report dated February 25, 2020 relating to the financial statements, which appears in Biohaven Pharmaceutical Holding Company Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2021